Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Wednesday, May 23, 2018		(415) 384-3805

Redwood Trust to Present at the 2018 KBW Mortgage Finance and Asset Management Conference

MILL VALLEY, CA – Wednesday, May 23, 2018 – Redwood Trust, Inc. (NYSE: RWT) today announced that Christopher J. Abate, Chief Executive Officer, and Dashiell I. Robinson, President, will present at the 2018 KBW Mortgage Finance and Asset Management Conference on Thursday, May 31, 2018 at 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time.

A link to the live webcast of the presentation will be available through the Newsroom – Events section of our website, www.redwoodtrust.com. An archive of the webcast will be available shortly after the presentation at the same location for 90 days.

This presentation may include a discussion of Redwood Trust’s non-GAAP core earnings, which is not calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of GAAP earnings to core earnings, along with additional information about Redwood’s core earnings measure, are included in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com.

Cautionary Statement: Redwood Trust’s presentation for the KBW Mortgage Finance and Asset Management Conference may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: the pace at which we redeploy our available capital into new investments; interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; changes in the values of assets we own; general economic trends, the performance of the housing, real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including the new U.S. presidential administration, and in particular those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB); strategic business and capital deployment decisions we make; developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; changes in liquidity in the market for real estate securities and loans; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation, including litigation arising from our involvement in securitization transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.